Exhibit 23.6

August 16, 2022

ARB IOT GROUP LIMITED

No. 17-03, Q Sentral, 2A, Jalan Stesen Sentral 2

Kuala Lumpur Sentral, 50470 Kuala Lumpur, Malaysia

Re: Consent of SMITH ZANDER INTERNATIONAL SDN BHD

Ladies and Gentlemen,

We understand that ARB IOT Group Limited (the “Company”) plans to file a registration statement on Form F-1 (the “Registration Statement”) with the United States Securities and Exchange Commission (the “SEC”) in connection with its proposed initial public offering (the “Proposed IPO”)-

We hereby consent to the references to our name and the inclusion of information, data and statements from our research report entitled “Independent Market Research Report on the Hydroponic Industry in Malaysia” (the “Report”), as well as the citation of the Report in the Registration Statement, and (ii) in any written correspondences with the SEC in connection with the Registration Statement and the Proposed IPO.

We further hereby consent to the filing of this letter as an exhibit to the Registration Statement and any amendments thereto and as an exhibit to any other SEC Filings.

Yours faithfully,

For and on behalf of

SMITH ZANDER INTERNATIONAL SDN BHD

/s/ Dennis Tan
Name:	Dennis Tan
Title:	Managing Partner